As filed with the Securities and Exchange Commission on March 16, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EVOFEM BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-8527075
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12400 High Bluff Drive, Suite 600

San Diego, CA 92130

(858) 550-1900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Saundra Pelletier

President and Chief Executive Officer

Evofem Biosciences, Inc.

12400 High Bluff Drive, Suite 600

San Diego, CA 92130

(858) 550-1900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Adam C. Lenain, Esq. Melanie Ruthrauff Levy, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 3580 Carmel Mountain Road, Suite 300 San Diego, CA 92130 Tel: (858) 314-1500	Alexander A. Fitzpatrick, Esq. General Counsel Evofem Biosciences, Inc. 12400 High Bluff Drive, Suite 600 San Diego, CA 92130 Tel: (858) 550-1900

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company.)	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

The registrant is an emerging growth company, as defined in Section 2(a) of the Securities Act. This Registration Statement complies with the requirements that apply to an issuer that is an emerging growth company.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.0001 par value	15,026,968	$7.18	$107,893,630.24	$13,432.76
Common Stock, $0.0001 par value, issuable upon exercise of issued and outstanding warrants	2,000,000	$7.18	$14,360,000.00	$1,787.82
Total	17,026,968		$122,253,630.24	$15,220.58

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from splits, dividends or similar transactions.
(2)	Estimated solely for purposes of calculation of the registration fee in accordance with Rule 457(c) of the Securities Act, as amended, based on the average of the high and low prices reported for the shares of common stock as reported on The Nasdaq Capital Market on March 14, 2018.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 16, 2018

PROSPECTUS

EVOFEM BIOSCIENCES, INC.

17,026,968 Shares of Common Stock

This prospectus relates to the proposed resale or other disposition from time to time of up to 17,026,968 shares of Evofem Biosciences, Inc. common stock, $0.0001 par value per share, by the selling stockholders identified in this prospectus. Of these shares, 15,026,968 shares are outstanding shares of common stock held by the selling stockholders and 2,000,000 shares are shares of common stock issuable upon the exercise of warrants held by certain selling stockholders.

We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of common stock by the selling stockholders.

The selling stockholders or their pledgees, distributees, transferees, or any of their successors in interest in selling the shares of common stock may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of shares. We will bear all other costs, expenses and fees in connection with the registration of the shares. See the section entitled “Plan of Distribution” beginning on page 12 of this prospectus for more information about how the selling stockholders may sell or dispose of their shares of common stock.

Our common stock is listed on The Nasdaq Capital Market under the symbol “EVFM.” On March 14, 2018, the last reported sale price of our common stock was $7.21 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 5 of this prospectus and under similar headings in the documents incorporated by reference into this prospectus. We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the securities covered by this prospectus. This prospectus provides you with a general description of the securities the selling stockholders may offer. Each time the selling stockholders offer securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. Neither we nor the selling stockholders have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the applicable prospectus supplement. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “Evofem,” “EVFM,” “the Company,” “we,” “us,” “our” and similar terms refer to Evofem Biosciences, Inc. and our subsidiaries.

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Company Overview

Evofem is in the business of developing innovative products to address unmet needs in women’s sexual and reproductive health. We are currently developing two bioadhesive vaginal gel product candidates which utilize our proprietary Multi-purpose Preventive Technology, or MPT.

Our lead product candidate is Amphora® (L-lactic acid, citric acid, and potassium bitartrate), a hormone-free self-administered vaginal gel in development for three potential indications: as a contraceptive and for the prevention of urogenital chlamydia and gonorrhea in women.

We expect to report top-line results of an ongoing confirmatory Phase 3 clinical trial of Amphora for the prevention of pregnancy in the first quarter of 2019 and, if positive, to resubmit the New Drug Application, or NDA, for Amphora in this indication to the United States Food and Drug Administration, or the FDA, shortly thereafter. Assuming acceptance and timely approval of the NDA by the FDA, we would be poised to launch Amphora in early 2020 as the first hormone-free, women-controlled, on-demand contraceptive in the United States.

We are conducting a Phase 2b/3 clinical trial of Amphora for the prevention of urogenital chlamydia and gonorrhea in women.

Additionally, we plan to initiate a Phase 2b/3 trial of our antimicrobial MPT vaginal gel candidate for the reduction of recurrence of bacterial vaginosis, or BV.

Merger, Private Placement and Related Transactions

On January 17, 2018, we completed a merger with privately-held Evofem Biosciences Operations, Inc., or Evofem Operations, in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of October 17, 2017, or the Merger Agreement, by and among the Company, Nobelli Merger Sub, Inc., our wholly owned subsidiary, or the Merger Sub, and Evofem Operations pursuant to which the Merger Sub merged, or the Merger, with and into Evofem Operations, with Evofem Operations surviving as a wholly owned subsidiary of the Company.

On January 17, 2018, in connection with the Merger, we filed a certificate of amendment to our amended and restated certificate of incorporation to, among other things, effect a 6:1 reverse stock split of our common stock, or the Reverse Stock Split, and change our name from “Neothetics, Inc.” to “Evofem Biosciences, Inc.” The name change and the Reverse Stock Split were both effected on January 17, 2018. Shares of our common stock commenced trading on The Nasdaq Capital Market under the ticker symbol “EVFM” as of market open on January 18, 2018. All references to share amounts in this prospectus have been adjusted to reflect the Reverse Stock Split.

Pursuant to the Merger Agreement, we issued shares of our common stock to Evofem Operations stockholders (including certain of the selling stockholders) at exchange ratios determined in accordance with the terms of the Merger Agreement. In connection with the Merger, we also assumed warrants to purchase Evofem Operations capital stock held by certain selling stockholders which were immediately amended and restated to be warrants, or the Post-Merger Warrants, to purchase up to an aggregate of 2,000,000 shares of our common stock. The Post-Merger Warrants have an exercise price equal to $8.35 per share and will be exercisable commencing on January 17, 2019 until the earlier of January 17, 2022 or immediately prior to the completion of an Acceleration Event (as defined in the Post-Merger Warrants). The Post-Merger Warrants were issued as a unit with one share of our common stock, or the Unit Share. Per the terms of the Post-Merger Warrants, the Unit Shares may not be transferred separately from the Post-Merger Warrants.

On January 17, 2018, immediately following the completion of the Merger, we issued, in a private placement transaction, or the Private Placement, an aggregate of 1,614,289 shares of our common stock to certain of the selling stockholders pursuant to the terms of the Securities Purchase Agreement, dated October 17, 2017, or the Securities Purchase Agreement, by and among the Company, Evofem Operations and certain of the selling stockholders. Upon consummation of the Private Placement, we terminated our existing Fourth Amended and Restated Investors’ Rights Agreement, dated September 22, 2014, or the Prior Rights Agreement, by and between the Company and the investors listed therein, and entered into a new Registration Rights Agreement, or the Registration Rights Agreement, with the selling stockholders and a selling stockholder previously party to the Prior Rights Agreement, or the Rights Holders.

Pursuant to the Registration Rights Agreement, we are required to file this shelf registration statement with respect to shares of our capital stock, or the Registrable Securities, held by the selling stockholders. Subject to limited exceptions, we are required to maintain the effectiveness of this shelf registration statement until the Registrable Securities covered by this shelf registration have been disposed of or are no longer Registrable Securities. In addition, the selling stockholders have the right to demand that we effect the registration of any or all of the Registrable Securities and/or effectuate the distribution of any or all of their Registrable Securities subject to certain exceptions and limitations. The Rights Holders also have customary piggyback registration rights, subject to the limitations set forth in the Registration Rights Agreement.

For more information regarding the number of shares of our common stock issued (or issuable) to each selling stockholder pursuant to the Merger, the Private Placement and the Post-Merger Warrants, see the section entitled “Selling Stockholders” beginning on page 9 of this prospectus.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 26, 2018 and our Current Report on Form 8-K/A filed with the SEC on March 1, 2018, as described in the section entitled “Incorporation of Documents by Reference” beginning on page 20 of this prospectus.

Our Corporate Information

We were originally incorporated in Delaware in February 2007 as “Lipothera, Inc.” In September 2008, we changed our name to “Lithera, Inc.” and in August 2014, we changed our name to “Neothetics, Inc.” On January 17, 2018 we completed a merger transaction with Evofem Biosciences Operations, Inc., and, upon completion of this transaction, we changed our name to “Evofem Biosciences, Inc.” Our principal corporate offices are located at 12400 High Bluff Drive, Suite 600, San Diego, California 92130 and our telephone number is (858) 550-1900. Our website is located at www.evofem.com. Our Annual Report on Form 10-K, Quarterly

Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, will be made available free of charge on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission, or the SEC. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of our initial public offering, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the day we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as measured as of each June 30th, and (4) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We refer to the Jumpstart Our Business Startup Act of 2012 herein as the “JOBS Act,” and references herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

For as long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation and financial statements in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote to approve executive compensation and stockholder approval of any golden parachute payments not previously approved. We may take advantage of one or more of these reporting exemptions until we are no longer an “emerging growth company.”

Offerings Under This Prospectus

This prospectus relates to the proposed resale or other disposition from time to time of up to 17,026,968 shares of our common stock, $0.0001 par value per share, by the selling stockholders identified in this prospectus. Of these shares, 15,026,968 shares are outstanding shares of common stock held by the selling stockholders and 2,000,000 shares are shares of common stock issuable upon the exercise of warrants held by certain selling stockholders.

The selling stockholders may offer to sell the shares being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. Our common stock is listed on The Nasdaq Capital Market under the symbol “EVFM.”

We have agreed to register the offer and sale of the common stock to satisfy registration rights we have granted to the selling stockholders pursuant to the Registration Rights Agreement. We will not receive any proceeds from the sale of the securities by the selling stockholders.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in Evofem. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

RATIO OF EARNINGS TO FIXED CHARGES

Any time debt securities are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act and Section 21E of the Exchange Act that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “poise,” “project,” “potential,” “should,” “target,” “will,” “would,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

•	our projected financial position and estimated cash burn rate;

•	our estimates regarding expenses, future revenues and capital requirements;

•	our ability to continue as a going concern;

•	our need to raise substantial additional capital to fund our operations;

•	our ability to develop our lead product candidate, Amphora® (L-lactic acid, citric acid, and potassium bitartrate), as a contraceptive;

•	our ability to develop our MPT vaginal gel product candidates for additional indications;

•	our ability to select and capitalize on the most scientifically, clinically or commercially promising indications or therapeutic areas for our MPT vaginal gel product candidates in light of our limited financial resources;

•	the success, cost and timing of our clinical trials;

•	our dependence on third parties in the conduct of our clinical trials;

•	our ability to obtain the necessary regulatory approvals to market and commercialize Amphora, our second MPT vaginal gel product candidate and any other product candidate we may seek to develop;

•	the potential that results of pre-clinical studies and clinical trials indicate that our MPT vaginal gel product candidates or any future product candidate we may seek to develop are unsafe or ineffective;

•	the potential for us to incur substantial costs resulting from product liability lawsuits against us and the potential for these product liability lawsuits to cause us to limit our commercialization of our MPT vaginal gel product candidates or any future product candidate we may seek to develop;

•	market acceptance of our product candidates, the size and growth of the potential markets for our MPT vaginal gel and any future product candidate we may seek to develop, and our ability to serve those markets;

•	the results of market research conducted by us or others;

•	our ability to obtain and maintain intellectual property protection for our MPT vaginal gel and any other product candidate we may seek to develop;

•	our reliance on licenses granted to us by third parties, our ability to preserve our rights to licenses granted to us under these license agreements and our reliance on these third-party licensors to protect the intellectual property licensed to us;

•	our ability to protect our intellectual property rights and the potential for us to incur substantial costs from lawsuits to enforce or protect our intellectual property rights;

•	the possibility that a third party may claim we have infringed, misappropriated or otherwise violated their intellectual property rights and that we may incur substantial costs and be required to devote substantial time defending against these claims;

•	the successful development of our commercialization capabilities, including sales and marketing capabilities;

•	our reliance on third-party suppliers and manufacturers;

•	the success of competing therapies and products that are or become available;

•	the potential for changes to current regulatory mandates requiring health insurance plans to cover FDA-cleared or approved contraceptive products without cost sharing and our reliance on the willingness of patients to pay out-of-pocket absent full or partial insurance coverage; and

•	our ability to expand our organization to accommodate potential growth and our ability to retain and attract key personnel.

Our MPT vaginal gel product candidates are undergoing clinical development and have not been approved by the FDA or the European Commission. Our MPT vaginal gel product candidates have not been, nor may they ever be, approved by any regulatory agency or competent authorities nor marketed anywhere in the world.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Forward-looking statements should be regarded solely as our current plans, estimates and beliefs. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this document, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. You should read this prospectus and the documents that we have filed as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock pursuant to this prospectus. The selling stockholders will receive all of the proceeds from any offering.

The selling stockholders will pay any underwriting discounts and commissions incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel, certain expenses of counsel to the selling stockholders and our independent registered public accountants.

SELLING STOCKHOLDERS

This prospectus relates to the sale or other disposition of up to 15,026,968 shares of our common stock previously issued to the selling stockholders and 2,000,000 shares of common stock issuable to the selling stockholders (or, as applicable, their respective pledgees, distributees, transferees, or any of their respective successors in interest) upon exercise of the Post-Merger Warrants. Unless otherwise noted, the shares of common stock held by the selling stockholders were issued by us in connection with the Merger and the Private Placement. See the section entitled “Prospectus Summary – Merger, Private Placement and Related Transactions” beginning on page 2 of this prospectus.

The table below sets forth information as of the date of this prospectus, to our knowledge, for the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of common stock held by the selling stockholders. The second column lists the number of shares of common stock beneficially owned by the selling stockholders as of March 12, 2018. The third column lists the maximum number of shares of common stock that may be sold or otherwise disposed of by the selling stockholders pursuant to the registration statement of which this prospectus forms a part. The selling stockholders may sell or otherwise dispose of some, all or none of their shares. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares of our common stock as to which a selling stockholder has sole or shared voting power or investment power, and also any shares of our common stock which the selling stockholder has the right to acquire within 60 days of March 12, 2018. The percent of beneficial ownership for the selling stockholders is based on 17,763,340 shares of our stock outstanding as of March 12, 2018. Except as described below, to our knowledge, none of the selling stockholders has been an officer or director of ours or of our affiliates within the past three years or had any material relationship with us or our affiliates within the past three years. Our knowledge is based on information provided by the selling stockholders questionnaires in connection with the filing of this prospectus, as well as information obtained from relevant Schedule 13D and 13G filings.

The shares of common stock being covered hereby may be sold or otherwise disposed of from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling stockholders. After the date of effectiveness, the selling stockholders may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of their common stock. See the section entitled “Plan of Distribution” beginning on page 12 of this prospectus.

Information about the selling stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

	Shares of Common Stock Beneficially Owned Before this Offering			Number of Shares of Common Stock Being Offered		Shares of Common Stock To Be Beneficially Owned Upon Completion of this Offering (2)
Selling Stockholder	Number		Percentage(1)			Number	Percentage
Entities affiliated with Invesco Ltd.	7,037,498	(3)	39.6%	7,037,498	(3)	—	—
Entities affiliated with Woodford Investment Management LimitedΔ	7,465,538	(4)	42.0%	9,465,538	(5)	—	—
Entities and persons affiliates with Domain Partners VII, L.P.	551,560	(6)	3.1%	523,932		27,628	—

Δ	Party to the Voting Agreement, pursuant to which stockholder agreed to vote certain shares of our common stock held by stockholder or over which stockholder has voting control in a certain manner. See the section entitled “Description of Capital Stock – Voting Agreements” beginning on page 15 of this prospectus.

(1)	Based on a denominator equal to the sum of (a) 17,763,340 shares of our common stock outstanding on March 12, 2018 and (b) the number of shares of common stock issuable upon exercise or conversion of convertible securities that are currently exercisable or convertible or are exercisable or convertible within 60 days of March 12, 2018 beneficially owned by the applicable selling stockholder.
(2)	Assumes that the selling stockholders sell all shares of common stock registered under this prospectus directly held by such selling stockholders.
(3)	Invesco Ltd., in its capacity as an investment adviser, may be deemed to beneficially own 7,037,498 shares. Invesco Ltd. is the parent issuer of Invesco UK limited, which is the parent issuer of Invesco Asset Management Limited, which is the manager of the funds and accounts that own the common stock consisting of (i) 3,519,366 shares of common stock owned by Invesco Perpetual High Income Fund and (ii) 3,518,132 shares of common stock held by Invesco Perpetual Income Fund. Invesco Ltd.’s address is 1555 Peachtree Street, N.E., Atlanta, GA 30309.
(4)	Consists of (i) 5,620,952 shares of common stock held CF Woodford Equity Income Fund, a sub fund of CF Woodford Investment Fund, or WEIF, (ii) 171,975 shares of common stock held by held by Omnis Income & Growth Fund, a sub fund of Omnis Portfolio Investments ICVC, or OIGF, and (iii) 1,672,611 shares of common stock held by Woodford Patient Capital Trust, Plc, or WPCT. Woodford Investment Management Limited acts as agent for and on behalf of WEIF, OIGF and WPCT, each as a discretionary managed client. Woodford Investment Management Limited has the power to direct the vote and disposition of the common stock held by WEIF, OIGF and WPCT. Accordingly, Woodford Investment Management Limited may be deemed to be the beneficial owner of an aggregate amount of 7,465,538 shares of common stock, consisting of shares held or exercisable by WEIF, OIGF and WPCT, as described above. Neil Woodford is Head of Investments for Woodford Investment Management Limited and may be deemed to share beneficial ownership of these 7,465,538 shares of common stock with Woodford Investment Management Limited. Mr. Woodford expressly disclaims beneficial ownership of these shares, except to the extent of any pecuniary interest therein. Woodford Investment Management Limited’s address is 9400 Garsington Road, Oxford, OX4 2HN, United Kingdom.
(5)	Consists of (i) 5,620,952 shares of common stock and 1,475,000 shares of common stock issuable upon exercise of one Post-Merger Warrant held by WEIF, (ii) 171,975 shares of common stock and 50,000 shares of common stock issuable upon exercise of one Post-Merger Warrant held by held by OIGF, and (iii) 1,672,611 shares of common stock and 475,000 shares of common stock issuable upon exercise of one Post-Merger Warrant held by WPCT. See the section entitled “Prospectus Summary – Merger, Private Placement and Related Transactions” beginning on page 2 of this prospectus for information on the Post-Merger Warrants. Woodford Investment Management Limited acts as agent for and on behalf of WEIF, OIGF and WPCT, each as a discretionary managed client. Woodford Investment Management Limited has the power to direct the vote and disposition of the common stock held by WEIF, OIGF and WPCT. Accordingly, Woodford Investment Management Limited may be deemed to be the beneficial owner of an aggregate amount of 9,465,538 shares of common stock, consisting of shares held or exercisable by WEIF, OIGF and WPCT, as described above. Neil Woodford is Head of Investments for Woodford Investment Management Limited and may be deemed to share beneficial ownership of these 9,465,538 shares of common stock with Woodford Investment Management Limited. Mr. Woodford expressly disclaims beneficial ownership of these shares, except to the extent of any pecuniary interest therein. Woodford Investment Management Limited’s address is 9400 Garsington Road, Oxford, OX4 2HN, United Kingdom.
(6)

Consists of (i) 515,273 shares of common stock owned by Domain Partners VII, L.P., (ii) 8,004 shares of common stock owned by DP VII Associates, L.P, (iii) 655 shares of common stock owned by Domain Associates, LLC and, (iv) with respect to Dr. Kamdar, options to purchase 27,628 shares currently exercisable or exercisable within 60 days of March 12, 2018. One Palmer Square Associates VII, LLC, or One Palmer Square, is the general partner of Domain Partners VII and DP VII Associates. Dr. Kamdar is a member of One Palmer Square. The managing members of One Palmer Square are James Blair, Jesse Treu, Brian Dovey, Brian Halak and Nicole Vitullo. Each of James Blair, Jesse Treu, Brian Dovey, Brian Halak and Nicole Vitullo share voting and investment power with respect to the securities held by Domain Partners VII and DP VII Associates. The managing members of Domain Associates are James Blair, Brian Dovey, Nicole Vitullo, Brian Halak and Dr. Kamdar. Each of James Blair, Brian Dovey, Nicole Vitullo, and

Brian Halak share voting and investment power with respect to the securities held by Domain Associates. Each of James Blair, Jesse Treu, Brian Dovey, Brian Halak and Nicole Vitullo disclaims beneficial ownership of the securities held by Domain Partners VII and DP VII Associates except to the extent of his or her pecuniary interest therein, if any. Each of James Blair, Brian Dovey, Nicole Vitullo, Brian Halak, and Dr. Kamdar disclaims beneficial ownership of the securities held by Domain Associates except to the extent of his or her pecuniary interest therein, if any. Dr. Kamdar is a member of our board of directors. One Palmer Square’s address is One Palmer Square, Suite 515, Princeton, NJ 08542.

PLAN OF DISTRIBUTION

The selling stockholders, or their pledgees, distributees, transferees, or any of their successors in interest selling the securities received from a named selling stockholder as a partnership distribution, or other non-sale-related transfer (and any successive pledgees, distributees or non-sale related transferees) after the date of this prospectus (all of whom may be selling stockholders), may sell the securities, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at prices otherwise negotiated, by one or more of the following methods, without limitation:

•	on any stock exchange or automated interdealer quotation system on which the securities are traded, in the over-the-counter market, or otherwise;

•	block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses in which the same broker acts as agent on both sides;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed or any automated inter-dealer quotation system on which the securities are traded;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	privately negotiated transactions;

•	short sales;

•	through the writing of options on the securities, swaps or other derivatives, whether or not the options or other such instruments are listed on an exchange or inter-dealer quotation system;

•	through the distribution of the securities by any selling stockholder to its partners, members, equityholders, or creditors who may from time to time effect sales or other distributions of the securities;

•	one or more underwritten offerings on a firm commitment or best efforts basis or other purchases by underwriters, brokers, dealers, and agents who may receive compensation in the form of underwriting discounts, concessions, or commissions from the selling stockholders and/or the purchasers of the securities for whom they may act as agent;

•	pledges of the securities as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect sales or other distributions of the securities (and such transactions may or may not involve brokers or dealers);

•	sales in other ways not involving market makers or established trading markets, including direct sales to institutions or individual purchasers; and

•	any combination of the foregoing methods or by any other method permitted pursuant to applicable law.

We do not know of any current arrangements by the selling stockholders for the sale or transfer of any of the securities.

The selling stockholders may engage underwriters, brokers or dealers, and any underwriters, brokers or dealers may arrange for other underwriters, brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling stockholder. If the selling stockholders use any underwriter, we will provide a prospectus supplement that will name any underwriter involved in the offer and sale of the securities and the terms of the offering.

Broker-dealers may agree with a selling stockholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling stockholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed or in the over-the-counter market, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price, or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties, or persons to whom the securities have been so pledged or hypothecated (or otherwise subject to a security interest) will, upon foreclosure in the event of default, be deemed to be selling stockholders for purposes of this prospectus. The plan of distribution for that selling stockholder’s securities will otherwise remain unchanged. The selling stockholders (or their pledgees, distributees or other non-sale related transferees, or other successors in interest) also may transfer and donate the securities in other circumstances in which case the successive pledgees, distributees or other non-sale related transferees or other successors in interest thereof will be the selling stockholders for purposes of this prospectus and, if required under the Securities Act, will be identified in a prospectus supplement.

In addition, selling stockholders may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act, the aggregate amount of selling stockholders’ securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholders’ securities, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

The selling stockholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. The selling stockholders may enter into options or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. The selling stockholders may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

The selling stockholders may also sell the securities in accordance with Rule 144 under the Securities Act, or in accordance with Section 4(a)(1) of the Securities Act, rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling stockholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We have agreed to indemnify the selling stockholders against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the selling stockholders may be required to make with respect thereto.

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus. We will not receive any proceeds from sales of any securities by the selling stockholders. We cannot assure you that the selling stockholders will sell all or any portion of the securities offered hereby.

To the extent permitted by applicable law, this plan of distribution may be modified in a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock summarizes the material terms and provisions of our common stock and the preferred stock. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation and our amended and restated bylaws, each as amended to date, that are incorporated by reference into the registration statement of which this prospectus is a part. The terms of our capital stock may also be affected by the Delaware General Corporation Law, or the DGCL. The summary below is qualified in its entirety by reference to our amended and restated certificate of incorporation and amended and restated bylaws, as in effect at the time of any offering of securities under this prospectus.

General

Our amended and restated certificate of incorporation authorizes us to issue up to 300,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share.

Common Stock

Voting

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting rights. Because of this absence of cumulative voting, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our Board of Directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preferences that may be granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences, and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock, which we may designate and issue in the future.

Fully-paid

All of the outstanding shares of our common stock are, and the shares of common stock issued upon the conversion of any securities convertible into our common stock will be, fully paid and non-assessable. The shares of common stock offered by this prospectus or upon the conversion of any preferred stock or debt securities or exercise of any warrants offered pursuant to this prospectus, when issued and paid for, will also be, fully paid and non-assessable.

Stock Exchange Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “EVFM.”

Preferred Stock

Our Board of Directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and:

•	to establish from time to time the number of shares to be included in each such series;

•	to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon; and

•	to increase or decrease the number of authorized shares of any such series (but not below the number of shares of such series then outstanding).

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, delay, defer or prevent a change of control of the Company and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. We have no current plans to issue any shares of preferred stock.

Warrants

Our outstanding warrants contain customary net exercise provisions and contain provisions for the adjustment of the exercise price and the number of shares issuable upon the exercise of the warrant in the event of certain stock dividends, stock splits, recapitalizations, reclassifications, consolidations and other fundamental transactions. For additional information regarding the Post-Merger Warrants, see the section entitled “Prospectus Summary – Merger, Private Placement and Related Transactions” beginning on page 2 of this prospectus.

Registration Rights

For information about the Registration Rights Agreement, see the section entitled “Prospectus Summary – Merger, Private Placement and Related Transactions” beginning on page 2 of this prospectus.

Voting Agreements

On January 17, 2018 we entered into voting agreements, or the Voting Agreements, with funds managed by Woodford Investment Management Limited, or the Voting Agreement Holders, holding shares of our common stock then representing more than 19.5% of our issued and outstanding common stock, or the Threshold. The Voting Agreements grant the Chief Executive Officer and Chief Financial Officer of the Company, or any other designee of the Company, a proxy to vote on matters presented to our stockholders, or the Proxy Matters, any and all shares of our common stock held by a Voting Agreement Holder in excess of the Threshold, or the Proxy Shares. In accordance with the proxies granted to the Company by the Voting Agreements, the Proxy Shares shall be voted in the same proportions as the shares voted by all other stockholders voting on the Proxy Matters. The Voting Agreements may not be revoked by a Voting Agreement Holder so long as such holder holds shares of our common stock in excess of the Threshold.

Possible Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Provisions of the DGCL and our amended and restated certificate of incorporation and amended and restated bylaws could make it more difficult to acquire the Company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our Board of Directors may consider inadequate and to encourage persons seeking to acquire control of the company to first negotiate with our Board of Directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the company outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Classified Board

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that our Board of Directors is divided into three classes. The directors designated as Class I directors have terms that will expire at the annual meeting of stockholders in 2018. The directors designated as Class II directors will have terms expiring at the annual meeting of stockholders in 2019, and the directors designated as Class III directors will have terms expiring at the annual meeting of stockholders in 2020. Directors for each class will be elected at the annual meeting of stockholders held in the year in which the term for that class expires and thereafter will serve for a term of three years. At any meeting of stockholders for the election of directors at which a quorum is present, the election will be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. Under the classified board provisions, it would take at least two elections of directors for any individual or group to gain control of our board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of the Company.

Removal of Directors

Our amended and restated bylaws provide that our stockholders may only remove our directors with cause, as defined in the amended and restated bylaws.

Amendment

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that the affirmative vote of the holders of at least 80% of our voting stock then outstanding is required to amend certain provisions relating to the number, term, election and removal of our directors, stockholder notice procedures, the calling of special meetings of stockholders and the indemnification of directors.

Size of Board and Vacancies

Our amended and restated bylaws provide that the number of directors on our Board of Directors is fixed exclusively by our Board of Directors. Newly created directorships resulting from any increase in our authorized number of directors will be filled by a majority of the members of our Board of Directors then in office, provided that a majority of the entire Board of Directors, or a quorum, is present and any vacancies in our Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled generally by the majority vote of our remaining directors in office, even if less than a quorum is present.

Special Stockholder Meetings

Our amended and restated certificate of incorporation provides that only the Chairman of our Board of Directors, our Chief Executive Officer or our Board of Directors pursuant to a resolution adopted by a majority of the total number of directors it would have if there were no vacancies may call special meetings of our stockholders.

Stockholder Action by Unanimous Written Consent

Our amended and restated certificate of incorporation expressly eliminates the right of our stockholders to act by written consent other than by unanimous written consent.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws provide advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our Board of Directors or a committee of our Board of Directors.

No Cumulative Voting

The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.

Undesignated Preferred Stock

The authority that is possessed by our Board of Directors to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of the company through a merger, tender offer, proxy contest, or otherwise by making it more difficult or more costly to obtain control of the company. Our Board of Directors may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

The above provisions may deter a hostile takeover or delay a change in control or management of the Company.

Transfer Agent and Registrar

The transfer agent and registrar for our capital stock is Philadelphia Stock Transfer, Inc. The transfer agent and registrar’s address is 2320 Haverford Road, Suite 230, Ardmore, Pennsylvania 19003.

LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., San Diego, California, will pass upon the validity of the issuance of the securities to be offered by this prospectus.

EXPERTS

The financial statements of Evofem Biosciences, Inc. (formerly Neothetics, Inc.) appearing in Evofem Biosciences, Inc.’s Annual Report on (Form 10-K) for the year ended December 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Evofem Biosciences, Inc. (the “Company”) as of and for the years ended December 31, 2017 and 2016, incorporated in this Prospectus by reference from the Company’s Current Report on Form 8-K/A dated March 1, 2018 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov. This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.evofem.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

TRADEMARK NOTICE

“Evofem Biosciences, Inc.” is an unregistered trademark in the United States and other jurisdictions. “Evofem” and “Amphora” are registered trademarks of Evofem in the United States and other jurisdictions. Other third-party logos and product/trade names are registered trademarks or trade names of their respective companies.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	Our Current Report on Form 8-K/A that we filed with the SEC on March 5, 2018;

•	Our Current Report on Form 8-K/A that we filed with the SEC on March 1, 2018;

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 that we filed with the SEC on February 26, 2018; and

•	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on November 18, 2014, and any amendment or report filed with the SEC for the purpose of updating the description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement and all documents that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Evofem Biosciences, Inc., Attn: Investor Relations, 12400 High Bluff Drive, Suite 600, San Diego, California 92130. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.evofem.com. The information on such website is not incorporated by reference and is not a part of this prospectus.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

EVOFEM BIOSCIENCES, INC.

17,026,968 Shares of Common Stock

PROSPECTUS

            , 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by the registrant. All amounts are estimates except the Securities and Exchange Commission, or the SEC, registration fee and the Financial Industry Regulatory Authority, Inc., filing fee.

Amount
Securities and Exchange Commission registration fee	$15,220.58
Financial Industry Regulatory Authority, Inc. filing fee	*
Accountant’s fees and expenses	*
Legal fees and expenses	*
Transfer agent’s fees and expenses	*
Printing and engraving expenses	*
Miscellaneous	*

Total expenses	*

*	Amounts will depend on the manner of resale offerings to be described in one or more prospectus supplements and on the number of securities to be resold in connection with these offerings. Accordingly, these amounts cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Our amended and restated certificate of incorporation and amended and restated bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, or trustee or in any other capacity while serving as a director, officer, or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the Delaware General Corporation Law, or the DGCL, against all expense, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) reasonably incurred or suffered by such.

Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any action, suit, or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, or an action brought by or on behalf of the corporation, indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the DGCL, Article 12 of our amended and restated certificate of incorporation eliminates the liability of a director to us or our stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

•	from any breach of the director’s duty of loyalty to us or our stockholders;

•	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL; and

•	from any transaction from which the director derived an improper personal benefit.

The foregoing discussion of our amended and restated certificate of incorporation, amended and restated bylaws, indemnification agreements, and Delaware law is not intended to be exhaustive and is qualified in its entirety by such certificate of incorporation, bylaws, indemnification agreements, or law.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

Insofar as the foregoing provisions permit indemnification of directors, executive officers, or persons controlling us for liability arising under the Securities Act of 1933, as amended, or the Securities Act, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act:

(i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Exhibit Title	Filed Herewith	Incorporated by Reference
			Form	File No.	Filing Date

1.1*	Form of Underwriting Agreement

2.1^	Agreement and Plan of Merger and Reorganization, dated October 17, 2017, by and among the Registrant, Evofem Operations and Merger Sub.		8-K	001-36754	10/17/2017

3.1	Amended and Restated Certificate of Incorporation of the Registrant.		10-K	001-36754	02/26/2018

3.2	Amended and Restated Bylaws of the Registrant.		8-K	001-36754	01/17/2018

4.1	Form of Stock Certificate.		10-K	001-36754	02/26/2018

4.2	Letter Terminating Registrant’s Fourth Amended and Restated Investors’ Rights Agreement, dated January 17, 2018, by and between the Registrant and the investors listed therein.		10-K	001-36754	02/26/2018

4.3	Form of Amended and Restated Warrant to Purchase Common Stock of the Registrant.		S-4	333-221592	11/15/2017

4.4	Form of Voting Agreement.		S-4	333-221592	11/15/2017

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding legality of securities being registered.	X

10.1	Securities Purchase Agreement, dated October 17, 2017, by and among the Registrant, Evofem Operations and Invesco Asset Management Limited		8-K	001-36754	10/17/2017

10.2	Form of Registration Rights Agreement by and between the Registrant and the stockholders set forth therein		8-K	001-36754	10/17/2017

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.	X

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm	X

23.3	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1 hereto).	X

24.1	Power of Attorney (included on the signature page hereto).	X

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporation by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

^ The schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on March 16, 2018.

EVOFEM BIOSCIENCES, INC.

By:	/s/ Saundra Pelletier
Saundra Pelletier
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Evofem Biosciences, Inc., hereby severally constitute and appoint Saundra Pelletier and Justin J. File, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for her or him and in her or his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or her or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Saundra Pelletier
Saundra Pelletier	President and Chief Executive Officer and Director (Principal Executive Officer)	March 16, 2018

/s/ Justin J. File
Justin J. File	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 16, 2018

/s/ Thomas Lynch
Thomas Lynch	Chairman of the Board of Directors	March 16, 2018

/s/ Colin Rutherford
Colin Rutherford	Director	March 16, 2018

/s/ Gillian Greer
Gillian Greer, Ph.D.	Director	March 16, 2018

/s/ William Hall
William Hall, M.D., Ph.D.	Director	March 16, 2018

/s/ Kim P. Kamdar
Kim P. Kamdar, Ph.D.	Director	March 16, 2018

/s/ Tony O’Brien
Tony O’Brien	Director	March 16, 2018